UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2023

Predictive Oncology Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900 Eagan, Minnesota	55121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation - David S. Smith

On May 2, 2023, David S. Smith, JD, resigned as a director of Predictive Oncology Inc. (the “Company”), effective immediately. Mr. Smith’s resignation is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Smith will remain an advisor to the Board of Directors (the “Board”) and assume duties as an outside legal counsel to the Company.

Director Election - Dr. Veena Rao

Effective May 2, 2023, the Board elected Dr. Veena Rao to the Board as a Class III director. Dr. Rao was appointed to fill the vacancy created by the resignation of David S. Smith, JD. As a Class III director, Dr. Rao’s term will expire at the 2024 annual meeting of the Company’s stockholders.

Dr. Rao is an experienced commercial and technical leader with over 25 years of experience in the areas of drug development, med tech, medical devices, and digital health, having held a number of roles in both large and small company environments. She has a background in technology innovation, licensing, and corporate business development in addition to having led launch and go-to-market teams for novel drug and medical device products. Dr. Rao currently serves as Chief Business Officer of Portal Instruments, a needle-free drug delivery company, a position she has held since December 2022. Previously, Dr. Rao served as Chief Commercial Officer at Beta Bionics from February 2021 until August 2022, and as Head of Corporate Development & Strategy at Beta Bionics from October 2020 until February 2021. Prior to Beta Bionics, Dr. Rao spent over a decade at Eli Lilly and Company with a number of commercial and technical roles including as Vice President of External Innovation for the Lilly Device team. Dr. Rao has also served on the Board of Directors of Thermalin, Inc, and advisor to the PharmStars program, and an advisor to Digbi Health. Dr. Rao has a B.S. in Chemical Engineering from the University of Minnesota, a PhD in Chemical Engineering from Stanford University and an MBA from the University of Virginia Darden School of Business.

In connection with Dr. Rao’s election to the Board and in recognition of the services that she will provide to the Company as a director, the Company will grant to Dr. Rao shares of common stock from the Company’s Amended and Restated 2012 Stock Incentive Plan having a grant date value equal to $5,000.

A press release announcing the appointment of the new director is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 2, 2023
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREDICTIVE ONCOLOGY inc.
By:	/s/ Bob Myers
Name: Bob Myers Title: Chief Financial Officer

Date: May 2, 2023